Exhibit 10.8

ASSIGNMENT 1

I, the undersigned John J. Dupont, hereby declare that I am the true and first inventor of an invention related to the ornamental design for an aircraft which is disclosed in application for Letters Patent in the United States of America, filed the 21st day of December 1990 and assigned Serial No. 07/633,444; and, for valuable consideration, the receipt and adequacy of which is hereby acknowledged and in fulfillment of my pre-existing obligation of assignment contained in and subject to the revocation provisions of my employment agreement dated December 10, 2004, with UTILICRAFT AEROSPACE INDUSTRIES, INC., a Nevada corporation (the “Assignee”). I hereby sell, assign, and transfer unto the Assignee, subject to the right of revocation set forth in my employment agreement dated December 10, 2004, the entire right, title and interest in and to the aforesaid application for Letters Patent, including any priority rights derived from the aforesaid application for Letters Patent by virtue of the International Convention for the Protection of Industrial Property for any and all member countries of the aforesaid International Convention, and the entire right, title and interest in and to any and all my inventions, whether joint or sole, disclosed in the aforesaid application for Letters Patent, and in and to any and all applications for Letters Patent for any such inventions in any country whatsoever, and in and to any and all patents for any such inventions in any country whatsoever, with the sole right to file such applications in its name or mine, including the sole right to file such applications under the aforesaid International Convention, together with the sole right to have said patents granted in its name or mine, including the sole right to file such applications under the aforesaid International Convention, together with the sole right to have said patents granted in its name or mine and to enforce said patents and to sue for and recover profits and damages for any and all infringements thereof and hereby agree, whenever requested to communicate to said Assignee, its successors, assigns and legal representatives, any facts known to me respecting said inventions, to testify in any legal proceeding, to execute all applications, papers or instruments necessary or required by said Assignee, its successors, assigns and legal representatives to carry into effect any of the provisions of this instrument, and generally to do everything possible to aid said Assignee, its successors, assigns and legal representatives to obtain and enforce proper patent protection for said inventions in any and all countries.

Signed and sealed this 10th day of December, 2004

/s/ John J. Dupont
John J. Dupont

State of Georgia	§
§
County of Gwinnett	§

I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that the above signed personally appeared before me in said jurisdiction, personally known to be the individual described in, and who executed the foregoing instrument and acknowledged that he executed the same of his own free will and for the purposes therein set forth.

Subscribed and sworn to before me on this 10th day of
December, 2004

/s/ [ILLEGIBLE]
Notary Public

My Commission Expires:	2/19/2008

[Notarial Seal]